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EXHIBIT 99.2

                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
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                                  NETGURU, INC.
                        FISCAL 2006 FIRST QUARTER RESULTS
                              MODERATOR: AMRIT DAS
                                 AUGUST 10, 2005
                                   1:30 PM PT


Operator:         Ladies and gentlemen, thank you for standing by. Welcome to the netGuru Fiscal 2006 First Quarter Results teleconference.
                  At this time, all participants are in a listen-only mode.
                  Later we will conduct a question and answer session. At that time, we will provide instructions for those interested in entering the queue for the Q&A.

                  As a reminder, this conference is being recorded today, August 10, 2005 at the request of netGuru. This conference call will be archived and available for up to one year via the Internet on the company's Website at www.netguru.com. Again, that is www.netguru.com under the Investor Relations link.

                  Representing the company today are Amrit Das, Chairman and Chief Executive Officer; Santanu Das, Chief Operating Officer; and Bruce Nelson, Chief Financial Officer.

                  Before I turn the call over to netGuru's management, the company has requested that I read the following Safe Harbor Statement. Some portions of this conference call may include forward-looking statements within the meaning of and pursuant to the Safe Harbor Provisions of the Federal Securities Laws.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 2


                  Forward-looking statements are all statements that are not strictly statements of historical fact, such as statements regarding future events or future financial performance and projections as well as management's plans, goals, strategies, expectations, hopes, and beliefs.

                  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained, projected, or implied in these forward-looking statements. These risks, uncertainties, and other factors are identified in the company's reports and filings with the Securities and Exchange Commission, including the company's most recent Form 10-K SB and Form 10-Q SB.

                  This concludes the Safe Harbor Statement. I would now like to turn the call over to Mr. Das. Please go ahead, sir.

Amrit Das:        Thank you. Good afternoon and thank you for joining us today.
                  We are really pleased to report another quarter of revenue growth and better margins, mainly as a result of management's continuing efforts to control costs, and more effectively, to utilize these sources.

                  As a result, for the last three quarters in a row, we have generated positive cash flows from operations and reported significant improvement in net results. We also remain on track to achieve revenue growth and profit for fiscal 2006.

                  STAAD.Pro and related software sales and licensing revenues continue to be the primary factors in driving the company's consistent growth with related maintenance and software revenues also contributing. And this trend is expected to continue especially as the recent three-year licensing agreement with large engineering and construction companies from around the world gaining momentum in future quarters.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 3


                  With eReview, our document collaboration software, our work with partners such as Oracle and FileNet continues, and we expect revenues from these and other partnerships to begin contributing to quarterly revenues more visibly.

                  While engineering business process outsourcing (BPO) in India have grown at a slower rate than we expected as we continue to grow our capabilities to handle greater volumes of work, we are seeing ongoing demand for our services and capabilities, especially for steel detailing and related estimation reports/services. Therefore, as we ramp up staffing and go through the usual start up processes for client projects, we expect revenues from this segment to also become more visible in quarterly revenues...and revenue growth overall.

                  Our REI sales have grown 19% over the same quarter last year. Much of that growth can be attributed to significant growth in the U.S. and Canada. We continue to emphasize the sales growth for our main product STAAD.

                  From a cost control standpoint, we are closely managing production and other operational expenses and, as revenues grow, receivables as well. By monitoring receivables via aging and turnover, and setting aside sufficient reserves for bad debt, we anticipate being able to ensure that our receivables remain valid and of high quality.

                  Overall, our strategy remains to pursue growth of engineering and collaborative software, continue developing our engineering BPO operations in India, and remain focused on cost and expense controls. With results of the last several quarters indicating we are on the right track, we look forward to not only continuing revenue growth and profitability for the year, but are also considering other strategic opportunities to enhance shareholder value; opportunities created by netGuru's improved business results and financial condition



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 4


                  Santanu Das, our Chief Operating Officer, will offer some insights into the company's business and outlook; and Bruce Nelson, our Chief Financial Officer, will follow with comments on financial; we will then take questions. Santanu.

Santanu Das:      Thank you, Amrit. Like we had - like Amrit had stated, we fell a little bit short in what we were expecting to come within our sites in Q1; however, we are very happy about the revenues that we brought in.

                  There were some setbacks in bad debt and depreciation expenses as well as some increased legal fees that we had to take. We also had shortfalls in our BPO operations in India, but the associated costs were still mounting for new estimation segments that we've been working on. This led to a pretty bad quarter for India, which really brought down what our total projections were going to be.

                  But just to highlight some of the positives, which our goals were all along to obtain, our United States Research Engineers Division, STAAD Division, had its highest increase from quarter-to-quarter that we've ever seen, an increase of 46% over Q1 FY '05 of last year. That has probably been our biggest jump and a lot of that has to be attributed to some of the new facets of business we're getting into, especially in the pre-engineer metal building and as well as in the plant sector as well.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 5


                  We've signed up more corporate clients over the past six months. We're close to signing up about 20 of them. These are three-year contracts that we have with these specific companies. We are well ahead of schedule on what we were trying to achieve by the end of Q2 of this year, we actually surpassed it already before Q2 close.

                  These things, of course, as you know, are recurring revenue. They are three-year so the accounting treatment of them is a little bit different. So that is why Bruce, when he talks about our cash, will have very nice cash reports in terms of cash increases and the reserves that we have.

                  Europe has done extremely well as like the United States. We had an increase in growth of 24% in Europe with especially high marks coming out of France as well. We're seeing some comeback in the construction there, a lot more concrete structures are being erected, and we are taking advantage of that with some of the larger companies out there like (W.S. Atkins) and such.

                  As before, as I mentioned, Singapore has always been our jewel out there with very low costs. We had to transfer the Chinese operations over to the Indian operations and they are incurring more costs to try to establish a proper office out there that can cater to our local design needs in China; that is based out of Shenzhen.

                  So although the top-line revenues have actually dropped because of the shift of the Chinese operations, the bottom-line has actually increased and that is a testament to moving away from dealer revenues and going more direct. So the bottom-line has actually increased by over 28% even though the top-line has been reduced due to the shift of the Chinese operations there.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 6


                  Indian sales were very slow in Q1. The billing for the BPO is about one phase behind but the costs were mounting to expand our capacity. We are now looking at doing close to about 2,000 tons of steel detailing per month. We're only building right now at about 850 tons so the capacity and the manpower is there to serve 2,000 which we are looking at redirecting into other domestic projects.

                  The cost for our estimation business has all been taken in Q1; however, the billing cycle for that does not start until September 1 so that, obviously, is also one phase out of sync as well.

                  REI 2005, which is our annual user conference that we hold every year in Las Vegas, was a huge success for us. We had record attendance this year. We had many of our strategic partners for the first time, and they demonstrated the integration with STAAD.Pro.

                  This has led us to another different avenue of business we've been working on for the past 12 months which includes customization and OEMing of STAAD.Pro core engine product into many of our strategic vertical niches that we have, like in the plant space, the high strength concrete rebar space or in the joist manufacturing space.

                  I do know we have many accounts where we are customizing the STAAD product to work in these vertical niches, companies like SMI, NCJC, Robertson Ceco, and Bechtel. These are all companies that we've signed on in the past nine months where we are doing custom work to allow them to use STAAD in a manner that's specific to them.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 7


                  So these are all very positive things that have happened for us. We are not worried at all about getting to what our goals are for this particular year. We did have a minor setback but we think we can overcome that with some of the new projects and accounts that are coming over the next few quarters.

                  So I'm going to hand it over to Bruce right now to discuss in-depth the financial results for Q1. Bruce?

Bruce Nelson:     All right. Thank you, Santanu. As a result of many of the
                  details that Santanu has just summarized, our total net revenue has actually increased over the same quarter from last year by 9.2% to $3.848 million. Now from this increase, our engineering and collaborative software solutions actually increased 23% to just over $3 million and our IP service division actually decreased $244,000.

                  On higher sales, our total cost of sales actually decreased $245,000 and as a result, our gross profit increased 23% to $3.09 million. Our total operating expense increased by $205,000 and this resulted in an operating loss of $171,000, which is a decrease from our operating loss from the same quarter in the previous year by $364,000. Our net loss for the quarter actually decreased from the same quarter last year by $283,000 and our net loss for the quarter was $334,000, which equated to a net loss per share of 2 cents.

                  Santanu, do you have additional comments?

Santanu Das:      Yes. We can go straight into Q&A. Just one extra comment, the total REI sales percentage increased from Q1 last year to Q2;
                  Q1 this year was 19% which is our projected growth rate of about 15%, and we've actually exceeded that. So engineering and collaborative sales have also increased by about 15% from '06 to '05 due to a few accounts that were closed in this quarter as well.



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                                                                   NETGURU, INC.
                                                            Moderator: Amrit Das
                                                             08-10-05/1:30 pm PT
                                                           Confirmation #8501003
                                                                          Page 8


                  So on the top-line revenue, again, we're pretty positive. We did have some write-offs, some bad debts to clean up, and some aged accounts to go forward on a clean slate.

                  So we can open it up for questions and answers now.

Operator:         At this time, I would like to remind everyone, if you would like to ask a question, simply press star, then the number 1 on your telephone keypad. Again, that is star, 1, to ask a question. We will pause for just a moment to compile the Q&A roster.

                  Gentlemen, there are no questions at this time. Are there any closing remarks?

Amrit Das:        Yes. Again, I'd like to thank everybody for joining us today and we, as usual, keep continuing to reduce our costs and making sure our revenue growths are on target. Thank you very much. Bye.

Operator:         Thank you for participating in today's netGuru Fiscal 2006
                  First Quarter Results conference call. You may now disconnect.


                                       END